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TRIQUINT SEMICONDUCTOR, INC.
Proxy for Special Meeting of Stockholders to be held on July 19, 2001

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated June   , 2001, and hereby names, constitutes and appoints Steven J. Sharp and Edson H. Whitehurst, Jr., or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Special Meeting of Stockholders of TriQuint Semiconductor, Inc. ("TriQuint") to be held at 10:00 a.m. on Thursday, July 19, 2001, and at any adjournment or postponement thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on June 8, 2001, with all the powers that the undersigned would possess if personally present.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRIQUINT. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE BELOW ITEMS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.						Please mark your votes as indicated in this example.		/x/
Proposal 1:	To approve the issuance of shares of common stock in the merger.			Proposal 2:	To amend the certificate of incorporation, as amended, to increase the number of shares of common stock authorized for issuance thereunder to 600,000,000 shares from 200,000,000 shares.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 1.				THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.
	FOR / /	AGAINST / /	ABSTAIN / /		FOR / /	AGAINST / /	ABSTAIN / /
Proposal 3:
	To approve and adopt the TriQuint Semiconductor, Inc. 2001 Stock Option Plan, to reserve 2,400,000 shares of common stock that may be optioned and sold under the plan, and to approve the automatic annual increase thresholds thereunder.			Proposal 4:
Upon such other matters as may properly come before or incident to the conduct of the Special Meeting, the proxy holders shall vote in such manner as they determine to be in the best interests of TriQuint. TriQuint is not presently aware of any such matters to be presented for action at the meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.					I (We) plan to attend the meeting / /
	FOR / /	AGAINST / /	ABSTAIN / /
Signature	Signature	Date

Please sign exactly as your name appears on this Proxy Card. If the shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

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VOTE BY TELEPHONE OR INTERNET

QUICK ** EASY ** IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card in the enclosed envelope.

VOTE BY PHONE:	CALL 1-800- - ON A TOUCH-TONE PHONE 24 HOURS A DAY.
THERE IS NO CHARGE TO YOU FOR THIS CALL. Telephone voting is available until 5:00 p.m. EDT on Wednesday, July 18, 2001. You will be asked to enter your Control Number (look below at right).
OPTION A:	To vote as the Board of Directors recommends, whether FOR or AGAINST, on all matters, press 1. Then, when asked, you must confirm your vote by pressing 1 again.
OPTION B:	If you choose to vote AGAINST or ABSTAIN on any matter, press 0. You will hear these instructions for each item to be voted upon.
Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET: http://www.proxyvoting.com/tqnt/
There may be Internet charges (usage or server fees) that must be paid by the stockholder.

Please have this card handy when you call or log on to the Internet.
You'll need it in order to complete the voting process.

PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTE BY TELEPHONE OR INTERNET. FOR TELEPHONE OR INTERNET VOTING, YOUR CONTROL NUMBER IS:

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TRIQUINT SEMICONDUCTOR, INC. Proxy for Special Meeting of Stockholders to be held on July 19, 2001